Exhibit 99.1

ORBITAL ENERGY GROUP’S SUBSIDIARY, GIBSON TECHNICAL SERVICES, ACQUIRES PRIVATELY OWNED FULL MOON TELECOM LLC

HOUSTON, (October 26, 2021) — Orbital Energy Group, Inc. (NASDAQ: OEG) (“OEG”) today announced its telecommunications subsidiary, Gibson Technical Services, Inc. (“GTS”), has entered into a definitive Purchase Agreement to acquire 100% of Full Moon Telecom LLC (“Full Moon”), a Florida-based, privately-owned telecommunications service provider that offers an extensive array of wireless service capabilities and experience including Layer 2/Layer 3 Transport, Radio Access Network (“RAN”) Integration, test and turn-up of Small Cell systems and Integration/Commissioning of Distributed Antenna (“DAS”) systems.

The acquisition will add revenues and be accretive to earnings for GTS and OEG beginning in the current fiscal quarter. Full Moon will become a wholly-owned subsidiary of GTS, expanding GTS’s service offerings to its customers.

Full Moon’s additional capabilities include providing site surveys, regulatory support, project management, continuous wave testing, scanner walks, optimization/data collection and E911 data validation and testing. These additional skill sets combined with Full Moon’s RAN integration and DAS commissioning efforts have allowed for an expanded service offering and turnkey approach to ensuring the on time delivery and quality on end-to-end solutions to wireless customers.

Much like the recent acquisition of IMMCO, Inc. by GTS, acquiring Full Moon, combined with GTS’s Master Services Agreements, capabilities, reputation, and extensive contacts throughout the telecommunications industry, is another of several acquisitions the Company plans to execute upon this year, as OEG implements its strategy to transform into a full-service electrical, telecommunications, renewable infrastructure services platform.

“This transaction, like the recent acquisition of IMMCO, is exactly the reason the entire GTS Management Team was so excited about joining OEG earlier this year,” explained GTS’s CEO, Mike McCracken. “Our talented technical employees and world-class service team, combined with our telecommunications industry reputation and OEG’s resources, enabled us to make this accretive acquisition; which, in turn, will allow us both to further penetrate the telecommunications market. Full Moon’s established network, skilled workforce, technical, expertise, and unique portfolio of services will enhance GTS’s ability to expand both organically and through additional acquisitions. Allowing GTS to market its broad portfolio of technical services to a much larger customer base and geographic footprint.”

“The Entire Full Moon Team is very excited to embark on this new venture!” said Full Moon’s CEO, Vicky Sansoni, “we believe that our skill sets merged with GTS’ expertise and OEG’s broad resources will provide a multitude of opportunities and growth for all.”

About Orbital

Orbital Energy Group, Inc. (Nasdaq: OEG) is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy's group of businesses includes Orbital Power Services, Orbital Solar Services, Orbital Telecom Services and Orbital Gas Systems.

Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities, and midstream markets.

Orbital Solar Services provides engineering, procurement, and construction ("EPC") expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market.

Orbital Telecom Services, operating as Gibson Technical Services, has nationwide locations equipped to effectively support multi-vendor OEM technology environments and outside plant construction operations on an as-needed basis with specialized services in broadband, wireless, outside plant and building technologies, including healthcare. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement, and delivery systems.

As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors, and global community.

For more information please visit: www.orbitalenergygroup.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the expected use of proceeds.  These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2020, its periodic reports on Form 10-Q, and its Current Reports on Form 8-K filed in 2020 and 2021, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Orbital undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

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John Beisler or Steven Hooser

817-310-8776
investors@orbitalenergygroup.com